UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2024 (January 16, 2024)

SIGA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

31 East 62nd Street New York, New York	10065
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $.0001 par value	SIGA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2024, SIGA Technologies, Inc. (the “Company”) announced the appointment of Diem Nguyen, Ph.D., MBA, as Chief Executive Officer of the Company and a member of the Company’s Board of Directors, in each case, effective as of January 27, 2024 (the “Commencement Date”).

Dr. Nguyen, age 52, joins the Company from Xalud Therapeutics, a clinical stage biotechnology company developing treatments for inflammatory diseases, including pain associated with osteoarthritis, and neurodegenerative diseases, where she served as Chief Executive Officer.  Prior to Xalud Therapeutics, Dr. Nguyen served as executive vice president of biopharma at PPD Inc., a leading global clinical research organization providing integrated drug development services.  From 2009-2018, Dr. Nguyen served in several roles at Pfizer including global president, Americas, Pfizer Essential Health, where she was responsible for diverse commercial businesses in the U.S., Latin America, Canada, and Puerto Rico representing more than $11 billion in annual revenue.  Dr. Nguyen serves as a member of the board of directors of Candel Therapeutics, Inc., Verrica Pharmaceuticals Inc., and Xalud Therapeutics.  Dr. Nguyen earned a Ph.D. in biochemistry and molecular genetics at the University of Virginia, as well as an M.B.A. from Darden Graduate School of Business Administration.

In connection with Dr. Nguyen’s appointment as Chief Executive Officer, the Company and Dr. Nguyen entered into an employment agreement, dated January 19, 2024 (the “Employment Agreement”), pursuant to which the Company has agreed to pay Dr. Nguyen an annual base salary of $900,000, subject to automatic increases each calendar year beginning in 2025 generally equal to three percent (3%).  Further, for calendar year 2024, the Company has agreed to pay Dr. Nguyen an annual bonus of $450,000 (the “2024 Bonus”).  Beginning with calendar year 2025, Dr. Nguyen will be eligible to (i) participate in the Company’s annual bonus program with a target bonus opportunity equal to fifty percent (50%) of her then current base salary, subject to the achievement of any applicable performance criteria and goals (“Target Annual Bonus”) and (ii) receive annual equity awards with a target aggregate grant date value opportunity equal to 300% of her annual base salary, with the actual amount granted to be determined by the Compensation Committee of the Board based on achievement of applicable performance criteria and goals.

In addition, to replace certain compensation opportunities that were forfeited in connection with Dr. Nguyen assuming the Chief Executive Officer role of the Company, the Company has agreed to (i) pay Dr. Nguyen a cash bonus of $450,000 (the “Sign-On Bonus”); provided that Dr. Nguyen will be required to repay the Sign-On Bonus to the Company if she resigns her employment without good reason or if her employment is terminated by the Company for cause, in each case, prior to January 27, 2025, and (ii) make Dr. Nguyen a grant of non-qualified stock options (“Options”) to purchase shares of Company common stock with a grant date value of $450,000, pursuant to the Company’s 2010 Stock Incentive Plan, as amended and restated (the “Equity Plan”), which will vest 50% on each of the first two anniversaries of the Commencement Date subject to Dr. Nguyen’s continued employment or service with the Company through the applicable vesting date.  Additionally, the Company has agreed to grant Dr. Nguyen the following sign-on equity awards pursuant to the Equity Plan: (i) time-based restricted stock units (“RSUs”) with respect to the Company’s common stock with a grant date value of $900,000, which will vest one-third on each of the first three anniversaries of the Commencement Date; (ii) performance-based restricted stock units (“PSUs”) with respect to the Company’s common stock with a grant date value equal to $900,000, which will be eligible to vest upon the achievement of the applicable stock price target ($7.00, $8.00 or $9.00) during any period of ninety (90) day consecutive trading days prior to the third anniversary of the Commencement Date; and (iii) Options to purchase shares of Company common stock with a grant date value of $900,000, which will vest one-third on each the first three anniversaries of the Commencement Date; in each case, vesting will also be subject to Dr. Nguyen’s continued employment or service with the Company through the applicable vesting date.

The initial term of Dr. Nguyen’s employment will end on the third anniversary of the Commencement Date and will automatically renew for successive one-year terms unless the Company or Dr. Nguyen gives notice of non-renewal in accordance with the terms of the Employment Agreement.

Pursuant to the Employment Agreement, if Dr. Nguyen’s employment is terminated without cause or if Dr. Nguyen terminates her employment for good reason (each, a “Qualifying Termination”), then she will be entitled to the following payments and benefits, subject her execution of a release of claims: (i) an amount equal to two (2) times Dr. Nguyen’s then current annual base salary; (ii) solely to the extent the Qualifying Termination occurs during the 2024 calendar year, the 2024 Bonus; (iii) twelve (12) months of COBRA continuation coverage at active employee rates; (iv) accelerated vesting of then outstanding and unvested RSUs and Options; and (v) continued vesting of then outstanding and unvested PSUs for the duration of the applicable performance period as if her employment with the Company had not been terminated; provided that if (1) the applicable performance goals are not achieved by the end of the applicable performance period or (2) Dr. Nguyen is determined to have violated her restrictive covenant obligations under the Employment Agreement, then all of her PSUs that are outstanding and unvested will be forfeited.

If Dr. Nguyen experiences a Qualifying Termination within two (2) years following a change of control of the Company, then she will be entitled to the following payments and benefits, subject to her execution of a release of claims: (i) solely to the extent that the Qualifying Termination occurs in calendar year 2024, an amount equal to three (3) times the sum of Dr. Nguyen’s then current annual base salary and 2024 Bonus; (ii) solely to the extent that the Qualifying Termination occurs after calendar year 2024, an amount equal to three (3) times the sum of Dr. Nguyen’s then current annual base salary and then current Target Annual Bonus; (iii) eighteen (18) months of COBRA continuation coverage at active employee rates; and (iv) accelerated vesting of then outstanding and unvested equity awards.  If the PSUs are assumed, converted, replaced or substituted by the successor corporation in connection with a change of control that occurs prior to a Qualifying Termination, then (A) the applicable performance goals will lapse in connection with such change of the control and (B) such PSUs will become subject to only time-based vesting restrictions and will be eligible to vest on the applicable vesting date (which, in the case of the initial grant of PSUs, will be the third anniversary of the Commencement Date), subject to Dr. Nguyen’s continued employment or service with the Company or successor corporation through the applicable vesting date.

The Company is not aware of any transactions in which Dr. Nguyen has a direct or indirect interest that would require disclosure under Item 404(a) of Regulation S-K. In addition, Dr. Nguyen has no family relationship with any director or other executive officer of the Company.  There are no arrangements or understandings with other persons pursuant to which Dr. Nguyen was selected as Chief Executive Officer or as a director.

The foregoing description of the terms of the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated into this Item 5.02 by reference.

Upon Dr. Nguyen assuming the role of the Company’s Chief Executive Officer, Phillip Louis Gomez, III, will retire from the Company and cease providing services effective January 26, 2024.

Item 7.01	Regulation FD Disclosure.

On January 22, 2024, the Company issued a press release announcing the Chief Executive Officer transition.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are included in this report:

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 19, 2024, between SIGA Technologies, Inc. and Diem Nguyen.
99.1	SIGA Announces Appointment of Diem Nguyen, Ph.D., MBA, as New Chief Executive Officer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

	By:	/s/ Daniel J. Luckshire
	Name:	Daniel J. Luckshire
	Title:	Chief Financial Officer

Date: January 22, 2024